U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 22, 2005

AMERICAN SCIENCE AND ENGINEERING, INC.

(Exact Name Of Registrant As Specified In Its Charter)

MASSACHUSETTS

(State or Other Jurisdiction of Incorporation)

1-6549	04-2240991
(Commission File Number)	(I.R.S. Employer Identification No.)

829 MIDDLESEX TURNPIKE, BILLERICA, MASSACHUSETTS	01821
(Address of Principal Executive Offices)	(Zip Code)

(978) 262-8700
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On April 22, 2005 American Science and Engineering, Inc., announced that its Board of Directors has accelerated the vesting of certain unvested stock options previously awarded to employees. The accelerated options were issued under various equity incentive plans maintained by the Company. The acceleration of outstanding unvested options is effective immediately, on a fully-vested basis. Options held by the Chief Executive Officer, the Chief Financial Officer, all other members of management, and any other employees participating in incentive or commission compensation plans are not included in the acceleration plan. Options held by members of the Board of Directors are also excluded from the vesting acceleration. Options to purchase approximately 193,553 shares of common stock are subject to acceleration.

The Company is effecting this acceleration in order to provide a deserved reward to relevant employees for their significant contributions in connection with the outstanding performance of the Company.  The Board of Directors determined that such action was also in the best interests of the shareholders as it believes that such plan will engender loyalty, promote equity ownership, and encourage increased future performance by the subject employee population.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 28, 2005	AMERICAN SCIENCE AND ENGINEERING, INC.

	By:	/s/ Anthony R. Fabiano
Anthony R. Fabiano
President and Chief Executive Officer